SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒     Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-12.

American Electric Power Company, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the

American Electric Power Company, Inc. Shareholder Meeting to be Held on April 26, 2011

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1:	Go to www.envisionreports.com/AEP to view the materials.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 16, 2011 to facilitate timely delivery.

Shareholder Meeting Notice & Admission Ticket

The Annual Meeting of Shareholders of American Electric Power Company, Inc. will be held on Tuesday April 26, 2011, at 9:30 a.m. Eastern Time, The Ohio State University’s Fawcett Center, 2400 Olentangy River Road, Columbus, Ohio.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all the nominees listed and FOR Proposals 2, 3 and 1 year for Proposal 4:

1.	Election of the following Directors:
	David J. Anderson	James F. Cordes	Ralph D. Crosby, Jr.
	Linda A. Goodspeed	Thomas E. Hoaglin	Lester A. Hudson, Jr.
	Michael G. Morris	Richard C. Notebaert	Lionel L. Nowell III
	Richard L. Sandor	Kathryn D. Sullivan	Sara Martinez Tucker
John F. Turner

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	Advisory vote on executive compensation.

4.	Advisory vote on the frequency of holding an advisory vote on executive compensation.

Please note: This is not a proxy. To vote your shares you must vote online or request a set of printed proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Directions to the 2011 Annual Meeting of Shareholders of American Electric Power Company, Inc.

Directions to The Fawcett Center

(614) 292-1342

State Route 315 to the Lane Avenue exit.

Go East on Lane Avenue.

Take Lane Avenue to Olentangy River Road.

Turn North (a left turn) on Olentangy River Road.

The Fawcett Center is the first driveway on the East (right) side of Olentangy River Road.

Here’s how to order a copy of the proxy materials and select future delivery preference:
à	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a set of proxy materials.
à	Internet – Go to www.envisionreports.com/AEP. Follow the instructions to log in and order a set of proxy materials.
à

Email – Send an email message with “Proxy Materials American Electric Power” in the subject line and, in the body of the message, your full name and address and the number located in the shaded bar on the reverse to investorvote@computershare.com.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 16, 2011.